UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 3, 2018             (May 3, 2018)

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Date of report     (Date of earliest event reported)

Hexcel Corporation

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(Exact Name of Registrant as Specified in Charter)

Delaware                            1-8472          94-1109521

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(State of Incorporation)         (Commission File No.)     (IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

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(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

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(Registrant's telephone number, including area code)

N/A

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5—Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of stockholders was held on May 3, 2018.

(b)	(i) The stockholders elected all of the Company’s nominees for director as follows:

Name of Director	Shares For	Shares Against	Broker Non-Votes

Nick S. Stanage	72,643,223	3,031,057	7,764,897
Joel S. Beckman	73,302,822	2,368,409	7,764,897
Lynn Brubaker	73,417,835	2,256,675	7,764,897
Jeffrey C. Campbell	73,219,347	2,450,621	7,764,897
Cynthia M. Egnotovich	75,046,027	625,962	7,764,897
W. Kim Foster	73,441,305	2,232,466	7,764,897
Thomas A. Gendron	75,001,894	667,854	7,764,897
Jeffrey A. Graves	63,436,108	12,233,935	7,764,897
Guy C. Hachey	75,018,126	653,182	7,764,897
David L. Pugh	73,433,374	2,239,292	7,764,897
Catherine A. Suever	75,093,528	579,844	7,764,897

(ii)   The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
69,830,223	5,146,380	712,395	7,764,897

(iii)  The stockholders ratified the appointment of Ernst & Young LLP as Hexcel’s independent registered public accounting firm for 2018 as follows:

For	Against	Abstain
83,060,429	283,684	109,782

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 3, 2018

/s/ Gail E. Lehman

Gail E. Lehman

Executive Vice President, General Counsel & Secretary

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